Exhibit 99.1

FOR RELEASE FRIDAY, AUGUST 6TH @ 5:00 A.M. PACIFIC

SAFLINK CORPORATION AND SSP-LITRONIC

TO COMPLETE MERGER

Stockholders Approve Merger

BELLEVUE, WA AND IRVINE, CA (August 6, 2004) – SAFLINK Corporation (Nasdaq: SFLK), a leading provider of integrated biometric security solutions, and SSP Solutions, Inc. (Nasdaq: SSPX), dba SSP-Litronic, a leading provider of secure identity management and information assurance products, today announced that stockholders of each company approved the merger of SAFLINK Corporation and SSP-Litronic.

Under the terms of the merger agreement, first announced on March 22, 2004, stockholders of SSP-Litronic will receive 0.6 shares of common stock of SAFLINK Corporation for each share of common stock of SSP-Litronic they hold. The companies anticipate the merger will be effective as of 5:00 p.m. Eastern time today. After the effective time of the merger, shares of SSP-Litronic common stock will cease trading on the Nasdaq National Market, and SSP-Litronic will operate as a wholly-owned subsidiary of SAFLINK.

The powerful combination of SSP-Litronic’s identity management products with SAFLINK’s biometric software creates a military-grade authentication solution. The integration of biometrics and smart cards brings advanced security to the enterprise, helping to secure sensitive access points from doorways to desktops. Together, the two companies will be able to provide government agencies and commercial enterprises with a scalable, reliable, and secure framework for identity and assurance management that covers network and application security, physical security, time and attendance, and regulatory compliance for automated manufacturing systems.

“As we have seen from recommendations in the 9/11 Commission Report and subsequent legislation such as HR 4914, biometrics will be required technology in many large-scale government security projects,” said Glenn Argenbright, President and CEO of SAFLINK. “In the majority of these projects, smart cards are specified as the preferred medium for delivering this technology—which, we believe, makes this merger very compelling. We are thrilled by this significant event in our company’s history, and extremely excited by the new prospects and opportunities that we believe this merger presents.”

About SSP-Litronic

SSP-Litronic designs and develops innovative data and communication security solutions for both corporate and government institutions. SSP-Litronic provides network security, desktop protection, and high assurance messaging systems for many organizations of the U.S. Government. For more information, please see www.ssplitronic.com or call SSP-Litronic at (949) 851-1085. SSP-Litronic is a dba of SSP Solutions, Inc.

About SAFLINK

SAFLINK Corporation offers biometric security solutions that protect intellectual property, secure information assets, and eliminate passwords. SAFLINK’s software provides Identity Assurance Management™, allowing administrators to verify the identity of users and control their access to: computer networks; physical facilities; applications; manufacturing process control systems; and time and attendance systems. For more information, please see www.saflink.com or call SAFLINK at 800-762-9595.

NOTE: “SAFLINK” and “The Power of Biometric Authentication” are registered trademarks of SAFLINK Corporation. “Protecting your enterprise through secure authentication” is a trademark of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company’s financial condition, its ability to sell its products, its ability to compete with competitors and the growth of the security market, and in its Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

PR 04-29

SAFLINK COMPANY CONTACT:

SAFLINK Corporation

Thomas Doggett, Director of Marketing

(800) 762-9595

tdoggett@saflink.com

SAFLINK PRESS CONTACT:

Sterling Communications

Rachel Berry

(253)-853-5030

rberry@sterlingpr.com

INVESTOR RELATIONS CONTACT

Todd Kehrli

(626) 395-9500

todd@mkr-group.com